77Q1(e)(2)

1.  Management Agreement with American Century Investment Management, dated March 1, 2010 (filed electronically as Exhibit (d) (2) to
Post-Effective Amendment No. 57 to the Registration Statement of
American Century Quantitative Equity Funds, Inc. on March 31, 2010,
File No. 033-19589 and incorporated herein by reference).